PROXY
                              SYMBOLLON CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack H. Kessler and Paul C. Desjourdy and each or either of them (with full power to act without the other), proxies with full power of substitution, to represent the undersigned and to vote the shares of stock of the corporation which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Symbollon Corporation to be held on Wednesday, May 14, 1997 at 10:00 a.m. (local time) at the Company's offices, 122 Boston Post Road, Sudbury, MA 01776, and any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 9, 1997, a copy of which has been received by the undersigned.

                  (Continued, and to be signed on reverse side)

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                              SYMBOLLON CORPORATION

                                  May 14, 1997

\ X \ Please mark your votes as in this example.


                             FOR all nominees           WITHHOLD
                             (except as marked to       AUTHORITY
                             the contrary below)        for all nominees
1.  ELECTION OF DIRECTORS        \  \                      \  \

                           Nominees:        James C. Richards
                                            Jack H. Kessler
                                            Paul C. Desjourdy
                                            Edward A. Mason
                                            Stuart M. Paley

(INSTRUCTION: To withhold authority to vote for any individual nominee, write nominee's name on the line provided below.)

-----------------------------------------------------


2. TO RATIFY THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                              FOR               AGAINST           ABSTAIN
                             \   \              \   \             \   \


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS INDICATED AND FOR APPROVAL OF THE PROPOSALS PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please make any changes in your address alongside the address as it appears in the proxy.


SIGNATURE(S)___________________________________   DATE________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign as full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.